EXHIBIT 99.1

QCR Holdings, Inc. Announces Net Income of $4.0 Million for the Second Quarter of 2014

MOLINE, Ill., July 23, 2014 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced net income of $4.0 million for the quarter ended June 30, 2014, or diluted earnings per common share ("EPS") of $0.45 after preferred stock dividends of $374 thousand. By comparison, for the quarter ended March 31, 2014, the Company reported net income of $3.9 million, or diluted EPS of $0.40 after preferred stock dividends of $708 thousand. For the second quarter of 2013, the Company reported net income of $4.0 million, or diluted EPS of $0.59 after preferred stock dividends of $811 thousand. As previously announced, on June 30, 2014, the Company completed the redemption of its remaining outstanding shares of Series F Preferred Stock ($14.9 million) which followed a partial redemption on March 31, 2014 ($15.0 million). As a result, the Company's preferred stock dividends were cut in half in the second quarter and beginning with the third quarter are now completely eliminated. Additionally, on December 23, 2013, the Company converted all $25.0 million of its outstanding shares of Series E Preferred Stock to common stock, which resulted in the issuance of 2,057,502 shares of common stock, or an increase of approximately 35% in the number of common shares outstanding. The conversion strengthened tangible common equity and reduced the Company's annual preferred stock dividend commitment by $1.75 million, which will help to further strengthen future tangible common equity, and increase earnings per share.

Pre-Tax Earnings Increased 19% from Prior Quarter
Core Earnings Reached a Record $4.0 Million

"Core earnings for the quarter surpassed the $4.0 million mark," stated Douglas M. Hultquist, President and Chief Executive Officer. "We have been inching closer to this milestone for several quarters now and are very pleased with our continued net income growth. Although we also reported $4.0 million of net income in the second quarter of 2013, this included a large, one-time bargain purchase gain related to the Community National Bank ("CNB") acquisition. This quarter's net income represents "core" earnings and does not contain any large one-time items. Compared to the prior quarter, net interest income and noninterest income both increased, while noninterest expense decreased slightly. This resulted in an increase in pre-tax net income of $840 thousand, or 19%, compared to the prior quarter."

Net Interest Margin Expanded 3 Basis Points from Prior Quarter

Mr. Hultquist added, "Net interest income increased 1% over the prior quarter, as we continue to see modest margin expansion. Most of this expansion is due to a shift in the mix of earning assets. We've been able to continue to shift our mix from lower-yielding assets, such as securities, into higher-yielding assets, such as loans and leases. We hope to continue this shift going forward, as growing loans and leases is a strategic initiative of the Company."

Loans/Leases Growth Strong at $56.4 Million, or 4%, in the Current Quarter

During the second quarter of 2014, the Company's total assets grew $38.5 million, or 2%, to a total of $2.46 billion, while loans/leases grew $56.4 million, or 4%, during the quarter. The loan/lease growth was predominantly funded by securities sales and operating cash flow, as well as overnight funding sources.

"We have had solid success growing loans and leases in 2014, with year-to-date growth of $89.1 million," commented Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "This growth has been split between commercial and industrial loans ($48.8 million, or 11%, over prior year-end) and leases ($26.1 million, or 20%, over prior year-end). Of the latter, we experienced the second consecutive quarter of record lease growth – totaling $15.6 million in the second quarter. This is an area of focus for our Company as we have a talented and experienced team dedicated to this line of business, the portfolio quality has been strong since we entered the business in 2005, including through the recent recessionary period, and our lease portfolio is our highest yielding earning asset. We are also pleased with the growth in commercial and industrial loans, as these types of loans help to diversify our portfolio and are often times operating lines of credit with floating rates. Floating rate loans help our interest rate risk profile and will adjust to higher rates as the market improves and market rates increase. Additionally, growth in these types of loans signifies economic improvement in the markets we serve. As the businesses in our communities strengthen, they are in need of financing for equipment purchases and increased operational cash flow needs."

Nonperforming Assets Increased 9% During Second Quarter

Nonperforming loans at June 30, 2014 were $19.9 million, which were up $1.3 million, or 7%, from March 31, 2014. In addition, the ratio of nonperforming assets to total assets was 1.27% at June 30, 2014, which was up from 1.18% at March 31, 2014. Generally, the vast majority of the Company's nonperforming assets consist of nonaccrual loans/leases, accruing troubled debt restructurings, and other real estate owned.

"Our nonperforming assets increased $2.6 million, or 9%, during the current quarter," stated Mr. Gipple. "The increase was driven primarily by two large credits, totaling $3.3 million, which deteriorated during the quarter. Overall, we continue to see improvement in the quality of our loan portfolio and we believe the slippage that occurred this quarter was an isolated event – not reflective of the overall portfolio quality or local market conditions."

The Company's provision for loan/lease losses totaled $1.0 million for the second quarter of 2014, which was down $92 thousand from the prior quarter, and down $518 thousand compared to the second quarter of 2013. The Company had net charge-offs of $477 thousand for the second quarter of 2014 which, when coupled with the provision of $1.0 million, increased the Company's allowance for loan/lease losses ("allowance") to $23.1 million at June 30, 2014. As of June 30, 2014, the Company's allowance to total loans/leases was 1.49%, which was down from 1.52% at March 31, 2014, and up from 1.38% at June 30, 2013. In accordance with generally accepted accounting principles for acquisition accounting, the acquired CNB loans were recorded at market value; therefore, there was no allowance associated with CNB's loans at acquisition. Management continues to evaluate the allowance needed on the acquired CNB loans factoring in the net remaining discount ($1.8 million at June 30, 2014) originally established upon acquisition. The Company's allowance to total nonperforming loans/leases was 116% at June 30, 2014, which was down from 122% at March 31, 2014, and up from 71% at June 30, 2013.

Capital Levels Remain Strong
Complete Redemption of $14.9 Million in Remaining
Small Business Lending Fund Preferred Stock

The Company had originally issued $40.1 million of Series F Preferred Stock to the United States Department of the Treasury ("Treasury") under the Small Business Lending Fund Program ("SBLF") in September of 2011, and had previously redeemed $10.2 million of this preferred stock in June of 2012 and another $15.0 million in March of 2014. As previously announced, with the final redemption on June 30, 2014 of $14.9 million of SBLF Preferred Stock, the Company has completely exited the SBLF Program.

"We are quite pleased to have been approved by Treasury and our primary Federal regulator, the Federal Reserve Bank of Chicago, to execute this final redemption of our remaining SBLF Preferred Stock," stated Mr. Gipple. "Our goal had been to completely redeem our SBLF Preferred Stock during 2014 and we are pleased to have been able to complete this during the second quarter and to have been able to accomplish this without the need for a dilutive common equity raise."

Filing of Form S-3 Shelf Registration Statement

On June 30, 2014, the Company also filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission ("SEC"). This registration statement, declared effective by the SEC on July 14, 2014, will allow the Company to issue various types of securities, including common stock, preferred stock, debt securities and/or warrants, from time to time, up to an aggregate amount of $75.0 million. The specific terms and prices will be determined at the time of any future offering and described in a separate prospectus supplement, which would be filed with the SEC at the time of the particular offering, if any.

QCR Holdings, Inc. Continues to Execute
on the Company's Long-Term Capital Plan

"With the redemption of the final $14.9 million in SBLF Preferred Stock, we continue to demonstrate strong execution of our long-term capital plan," stated Mr. Gipple. "The complete redemption of all of the Company's SBLF Preferred Stock, when combined with our December 2013 conversion of all $25 million in Series E Convertible Preferred Stock, has significantly changed our mix of capital from preferred equity to common equity. Since June of 2012, we have converted or redeemed $65.1 million of preferred equity and have now completely eliminated any ongoing preferred dividend commitment, while at the same time increasing our common equity by $40.4 million and our tangible common equity ratio from 3.94% on June 30, 2012 to 5.27% on June 30, 2014. We have been able to accomplish these results without a separate common equity transaction that would have been dilutive to earnings per share and tangible book value per share."

Mr. Gipple continued, "In addition to fully converting or redeeming our preferred equity and eliminating our preferred dividend commitment, the execution of our capital plan continues to demonstrate our ability to reach our intended target for the tangible common equity ratio of 6.5% organically, through continued earnings growth and prudent management of capital. The Company and our subsidiary banks continue to maintain capital at levels well above the existing minimum requirements administered by the federal regulatory agencies. By taking the additional action of filing the shelf registration on June 30, we are now in a position to more quickly take advantage of future opportunities for growth and potential acquisitions."

Financial highlights for the Company's primary subsidiaries were as follows:

  Quad City Bank & Trust, the Company's first subsidiary bank which opened in 1994, had total consolidated assets of $1.28 billion at June 30, 2014, which was up $9.1 million from March 31, 2014, and up $51.3 million from June 30, 2013. For the second quarter of 2014, loans/leases grew $42.5 million, or 6%. This growth was funded primarily by the sale of agency securities and utilization of excess cash. The Bank realized net income of $2.8 million for the second quarter of 2014, which is an increase of $630 thousand, or 29%, compared to the same period in 2013.

  Included in the discussion above and consolidated with Quad City Bank & Trust, m2 Lease Funds, LLC, the Company's leasing subsidiary acquired in 2005, grew leases $15.6 million, or 11%, during the second quarter of 2014. Leases have grown $41.9 million since the second quarter of 2013. m2 realized pre-tax net income of $946 thousand for the second quarter of 2014, which is a slight decrease compared to the same period in 2013, mostly due to higher provisioning in 2014 for growth.

  Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $826.3 million at June 30, 2014, which was an increase of $7.1 million, or 1%, from March 31, 2014, and an increase of $206.8 million, or 33%, from June 30, 2013. The Bank grew loans $14.7 million, or 3%, during the second quarter of 2014. This growth was funded primarily with growth in interest bearing demand deposits. As previously discussed, on October 26, 2013, CNB was merged with and into CRBT. CNB's merged branch offices now operate as a division of the Bank under the name "Community Bank & Trust". The majority of the net asset growth from June 30, 2013 was directly attributable to the merger of CNB during the fourth quarter of 2013. The Bank realized net income of $1.9 million for the second quarter of 2014, which was an increase of $199 thousand, or 12%, over the same period in 2013. The earnings growth was also primarily attributable to the merger of CNB.

  Rockford Bank & Trust, which opened in 2005, had total assets of $351.3 million at June 30, 2014, which was an increase of $4.9 million, or 1%, from March 31, 2014, and an increase of $17.3 million, or 5%, from June 30, 2013. During the second quarter, loans were relatively unchanged. The Bank realized net income of $543 thousand for the second quarter of 2014, which was an increase of $155 thousand, or 40%, over the prior quarter and $67 thousand, or 14%, higher than the same period in 2013.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. With the acquisition of Community National Bancorporation on May 13, 2013, the Company now serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business, including Basel III, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the integration of acquired entities, including CNB; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the SEC.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	June 30,		March 31,		December 31,		June 30,
	2014		2014		2013		2013
	(dollars in thousands, except share data)
CONDENSED BALANCE SHEET	Amount	%	Amount	%	Amount	%	Amount	%
Cash, federal funds sold, and interest-bearing deposits	$ 113,569	5%	$ 111,403	5%	$ 114,431	5%	$ 95,557	4%
Securities	682,122	28%	707,107	29%	697,210	29%	703,467	29%
Net loans/leases	1,526,301	62%	1,469,926	61%	1,438,832	60%	1,509,570	62%
Core deposit intangible	1,771	0%	1,821	0%	1,870	0%	3,440	0%
Goodwill	3,223	0%	3,223	0%	3,223	0%	3,223	0%
Other assets	137,853	5%	132,839	5%	139,387	6%	131,514	5%
Total assets	$ 2,464,839	100%	$ 2,426,319	100%	$ 2,394,953	100%	$ 2,446,771	100%

Total deposits	$ 1,677,368	69%	$ 1,671,893	69%	$ 1,646,991	68%	$ 1,716,780	71%
Total borrowings	619,031	25%	583,843	24%	563,381	24%	549,990	22%
Other liabilities	33,797	1%	29,226	1%	37,004	2%	34,555	1%
Total stockholders' equity	134,643	5%	141,357	6%	147,577	6%	145,446	6%
Total liabilities and stockholders' equity	$ 2,464,839	100%	$ 2,426,319	100%	$ 2,394,953	100%	$ 2,446,771	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity *	$ 134,643		$ 126,533		$ 117,753		$ 92,283
Common shares outstanding	7,928,643		7,917,362		7,884,462		5,797,067
Book value per common share *	$ 16.98		$ 15.98		$ 14.94		$ 15.92
Tangible book value per common share **	$ 16.35		$ 15.34		$ 14.29		$ 14.77
Closing stock price	$ 17.25		$ 17.16		$ 17.03		$ 15.45
Market capitalization	$ 136,769		$ 135,862		$ 134,272		$ 89,565
Market price / book value	101.58%		107.37%		114.00%		97.05%
Market price / tangible book value	105.50%		111.84%		119.17%		104.63%
Tangible common equity *** / total tangible assets (TCE/TA)	5.27%		5.02%		4.71%		3.51%
TCE/TA excluding accumulated other comprehensive income (loss)	5.43%		5.36%		5.29%		3.89%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	11.23%	****	12.03%		12.87%		12.20%
Tier 1 risk-based capital ratio	9.83%	****	10.61%		11.45%		10.82%
Tier 1 leverage capital ratio	7.05%	****	7.49%		7.96%		8.07%

	For the quarter ended June 30,				For the six months ended June 30,
CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY	2014		2013		2014		2013
Beginning balance	$ 141,357		$ 142,198		$ 147,577		$ 140,434
Net income	4,008		4,045		7,897		7,310
Other comprehensive income (loss), net of tax	4,476		(13,091)		9,707		(13,928)
Preferred and common cash dividends declared	(689)		(1,040)		(1,397)		(1,852)
Issuance of 834,715 shares of common stock for acquisition of CNB, net	--		13,017		--		13,017
Redemption of 15,000 shares of Series F Preferred Stock	--		--		(15,000)		--
Redemption of 14,867 shares of Series F Preferred Stock	(14,824)		--		(14,824)		--
Other *****	315		317		683		465
Ending balance	$ 134,643		$ 145,446		$ 134,643		$ 145,446

* Includes accumulated other comprehensive income (loss).
**Includes accumulated other comprehensive income (loss) and excludes intangible assets.
***Tangible common equity is defined as total common stockholders' equity excluding equity of noncontrolling interests and excluding goodwill and other intangibles. This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period-to-period in common equity exclusive of changes in intangible assets.
****Subject to change upon final calculation for regulatory filings due after earnings release.
*****Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	June 30,		March 31,		December 31,		June 30,
	2014		2014		2013		2013
	(dollars in thousands)
ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$ 17,652	57%	$ 17,653	62%	$ 17,878	59%	$ 27,782	82%
Accruing loans/leases past due 90 days or more	104	0%	5	0%	84	0%	3	0%
Troubled debt restructures - accruing	2,184	7%	974	3%	2,523	8%	2,178	6%
Total nonperforming loans/leases	19,940	64%	18,632	65%	20,485	67%	29,963	88%
Other real estate owned	10,951	35%	9,675	34%	9,729	32%	3,860	11%
Other repossessed assets	290	1%	252	1%	346	1%	244	1%
Total nonperforming assets	$ 31,181	100%	$ 28,559	100%	$ 30,560	100%	$ 34,067	100%

Net charge-offs (recoveries) - calendar year-to-date	$ 477		$ (111)		$ 4,408		$ 1,347

Loan/lease mix:
Commercial and industrial loans	$ 480,494	31%	$ 442,350	30%	$ 431,688	30%	$ 470,416	31%
Commercial real estate loans	683,376	44%	679,228	46%	671,753	46%	724,006	47%
Direct financing leases	155,004	10%	139,994	9%	128,901	9%	114,755	8%
Residential real estate loans	153,200	10%	148,950	10%	147,356	10%	143,093	9%
Installment and other consumer loans	71,443	5%	76,810	5%	76,034	5%	74,569	5%
Deferred loan/lease origination costs, net of fees	5,851	0%	5,247	0%	4,548	0%	3,887	0%
Total loans/leases	$ 1,549,368	100%	$ 1,492,579	100%	$ 1,460,280	100%	$ 1,530,726	100%
Less allowance for estimated losses on loans/leases	23,067		22,653		21,448		21,156
Net loans/leases	$ 1,526,301		$ 1,469,926		$ 1,438,832		$ 1,509,570

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$ 325,620	48%	$ 350,338	50%	$ 356,473	51%	$ 382,306	55%
Municipal securities	199,595	29%	195,655	28%	180,361	26%	177,155	25%
Residential mortgage-backed and related securities	153,895	23%	158,119	22%	157,429	23%	141,381	20%
Other securities	3,012	0%	2,995	0%	2,947	0%	2,625	0%
Total securities	$ 682,122	100%	$ 707,107	100%	$ 697,210	100%	$ 703,467	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$ 531,063	31%	$ 579,110	34%	$ 542,566	33%	$ 493,964	29%
Interest-bearing demand deposits	760,242	46%	715,527	43%	715,643	43%	710,745	42%
Time deposits	298,011	18%	297,874	18%	326,852	20%	451,991	26%
Brokered time deposits	88,052	5%	79,382	5%	61,930	4%	60,080	3%
Total deposits	$ 1,677,368	100%	$ 1,671,893	100%	$ 1,646,991	100%	$ 1,716,780	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$ 222,900	36%	$ 235,700	40%	$ 231,350	41%	$ 209,950	38%
Wholesale structured repurchase agreements	130,000	21%	130,000	22%	130,000	23%	130,000	24%
Customer repurchase agreements	114,712	19%	136,649	24%	98,823	18%	115,326	21%
Federal funds purchased	89,610	14%	28,920	5%	50,470	9%	41,860	8%
Junior subordinated debentures	40,356	7%	40,323	7%	40,290	7%	40,210	7%
Other	21,453	3%	12,251	2%	12,448	2%	12,644	2%
Total borrowings	$ 619,031	100%	$ 583,843	100%	$ 563,381	100%	$ 549,990	100%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended						For the Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2014		2014		2013		2014		2013
	(dollars in thousands, except per share data)
CONDENSED INCOME STATEMENT
Interest income	$ 21,105		$ 21,035		$ 20,139		$ 42,141		$ 38,677
Interest expense	4,140		4,186		4,431		8,326		8,778
Net interest income	16,965		16,849		15,708		33,815		29,899
Provision for loan/lease losses	1,002		1,094		1,520		2,096		2,578
Net interest income after provision for loan/lease losses	15,963		15,755		14,188		31,719		27,321
Noninterest income	5,344		4,747		6,949		10,091		12,153
Noninterest expense	16,106		16,141		15,235		32,247		29,193
Net income before taxes	5,201		4,361		5,902		9,563		10,281
Income tax expense	1,193		472		1,857		1,666		2,971
Net income	$ 4,008		$ 3,889		$ 4,045		$ 7,897		$ 7,310
Less: Preferred stock dividends	374		708		811		1,082		1,622
Net income attributable to QCR Holdings, Inc. common stockholders	$ 3,634		$ 3,181		$ 3,234		$ 6,815		$ 5,688

Earnings per share attributable to QCR Holdings, Inc.:
Basic	$ 0.46		$ 0.40		$ 0.60		$ 0.86		$ 1.10
Diluted	$ 0.45		$ 0.40		$ 0.59		$ 0.85		$ 1.08

Earnings per common share (basic) attributable to QCR Holdings, Inc. LTM *	$ 1.89		$ 2.03		$ 2.05

Weighted average common shares outstanding	7,924,624		7,901,035		5,393,062		7,912,830		5,160,327
Weighted average common and common equivalent shares outstanding	8,050,514		8,030,043		5,497,275		8,040,279		5,265,809

AVERAGE BALANCES
Assets	$ 2,425,665		$ 2,434,158		$ 2,323,336		$ 2,429,912		$ 2,216,674
Loans/leases	$ 1,518,902		$ 1,465,061		$ 1,418,389		$ 1,491,982		$ 1,348,715
Deposits	$ 1,677,525		$ 1,683,216		$ 1,551,095		$ 1,680,372		$ 1,467,479
Total stockholders' equity	$ 142,530		$ 150,063		$ 146,671		$ 146,297		$ 143,927
Common stockholders' equity	$ 130,588		$ 122,143		$ 90,659		$ 126,310		$ 89,777

KEY PERFORMANCE RATIOS
Return on average assets (annualized) ***	0.66%		0.64%		0.70%		0.65%		0.66%
Return on average common equity (annualized) **	11.13%		10.42%		14.27%		10.79%		12.67%
Return on average total equity (annualized) ***	11.25%		10.37%		11.03%		10.80%		10.16%
Price earnings ratio LTM *	9.13	x	8.45	x	7.54	x	9.13	x	7.54	x
Net interest margin (TEY)	3.14%		3.11%		2.99%		3.12%		3.00%
Nonperforming assets / total assets	1.27%		1.18%		1.39%		1.27%		1.39%
Net charge-offs (recoveries) / average loans/leases	0.03%		-0.01%		0.08%		0.03%		0.10%
Allowance / total loans/leases ****	1.49%		1.52%		1.38%		1.49%		1.38%
Allowance / nonperforming loans ****	115.68%		121.58%		70.61%		115.68%		70.61%
Efficiency ratio	72.20%		74.74%		67.24%		73.45%		69.42%
Full-time equivalent employees*****	414		403		438		414		438

* LTM: Last twelve months.
** The numerator for this ratio is "Net income attributable to QCR Holdings, Inc. common stockholders".
*** The numerator for this ratio is "Net income".
**** Upon acquisition per GAAP, the loans are recorded at market value which eliminated the allowance and impacts these ratios.
***** FTEs at June 30, 2014 include seven summer interns.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
Securities *	$ 702,579	$ 4,765	2.72%	$ 722,220	$ 4,655	2.61%	$ 714,808	$ 4,040	2.27%
Loans *	1,518,902	17,093	4.51%	1,465,061	16,968	4.70%	1,418,389	16,530	4.67%
Other	72,372	214	1.19%	116,620	223	0.78%	60,099	196	1.31%
Total earning assets *	$ 2,293,853	$ 22,072	3.86%	$ 2,303,901	$ 21,846	3.85%	$ 2,193,296	$ 20,766	3.80%

Deposits	$ 1,100,751	$ 1,102	0.40%	$ 1,097,775	$ 1,102	0.41%	$ 1,049,017	$ 1,177	0.45%
Borrowings	573,984	3,038	2.12%	567,239	3,084	2.20%	593,416	3,254	2.20%
Total interest-bearing liabilities	$ 1,674,735	$ 4,140	0.99%	$ 1,665,014	$ 4,186	1.02%	$ 1,642,433	4,431	1.08%

Net interest income / spread *		$ 17,932	2.87%		$ 17,660	2.83%		$ 16,335	2.72%
Net interest margin *			3.14%			3.11%			2.99%

	For the Six Months Ended
	June 30, 2014			June 30, 2013
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
Securities *	$ 712,400	$ 9,419	2.67%	$ 681,723	$ 7,697	2.28%
Loans *	1,491,982	34,060	4.60%	1,348,715	31,782	4.75%
Other	94,495	438	0.93%	57,848	382	1.33%
Total earning assets *	$ 2,298,877	$ 43,917	3.85%	$ 2,088,286	$ 39,861	3.85%

Deposits	$ 1,099,262	$ 2,203	0.40%	$ 972,808	$ 2,294	0.48%
Borrowings	570,613	6,123	2.16%	573,018	6,483	2.28%
Total interest-bearing liabilities	$ 1,669,875	$ 8,326	1.01%	$ 1,545,826	$ 8,777	1.14%

Net interest income / spread *		$ 35,591	2.84%		$ 31,084	2.71%
Net interest margin *			3.12%			3.00%

* Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
ANALYSIS OF NONINTEREST INCOME	(dollars in thousands)

Trust department fees	$ 1,444	$ 1,500	$ 1,197	$ 2,945	$ 2,237
Investment advisory and management fees	711	649	695	1,360	1,304
Deposit service fees	1,092	1,046	1,054	2,138	1,962
Gain on sales of residential real estate loans	133	63	247	196	538
Gain on sales of government guaranteed portions of loans	508	194	766	702	1,611
Earnings on cash surrender value of life insurance	389	454	424	843	863
Subtotal	$ 4,277	$ 3,906	$ 4,383	$ 8,184	$ 8,515
Bargain purchase gain on CNB acquisition	--	--	1,841	--	$ 1,841
Losses on other real estate owned, net	(127)	(18)	(83)	(145)	(530)
Securities gains	1	21	16	21	16
Other *	1,193	838	792	2,031	2,311
Total noninterest income	$ 5,344	$ 4,747	$ 6,949	$ 10,091	$ 12,153

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$ 9,922	$ 10,018	$ 9,186	$ 19,940	$ 17,929
Occupancy and equipment expense	1,839	1,894	1,587	3,733	3,016
Professional and data processing fees	1,404	1,584	1,439	2,988	2,579
FDIC and other insurance	695	715	627	1,410	1,183
Loan/lease expense	377	346	252	723	497
Advertising and marketing	502	338	412	839	677
Postage and telephone	258	291	258	549	476
Stationery and supplies	146	152	151	298	261
Bank service charges	324	298	284	623	560
Subtotal	$ 15,467	$ 15,636	$ 14,196	$ 31,103	$ 27,178
Acquisition and data conversion costs	--	--	432	--	789
Other	639	505	607	1,144	1,226
Total noninterest expense	$ 16,106	$ 16,141	$ 15,235	$ 32,247	$ 29,193

* Following is a detailed breakdown of Other Noninterest Income:

Debit card fees	$ 281	$ 231	$ 257	$ 512	$ 487
Correspondent banking fees	219	232	163	451	322
Participation service fees on commercial loan participations	208	206	182	414	349
Income earned on other real estate owned	197	34	3	231	3
Credit card issuing fees, net of processing costs	91	91	85	182	135
Gain on the disposal of leased assets	71	(52)	1	19	42
Fees on interest rate swaps on commercial loans	--	62	--	62	7
Gain on sale of credit card loan portfolio	--	--	--	--	495
Gain on sale of credit card issuing operations	--	--	--	--	355
Miscellaneous	126	34	101	160	116
TOTAL	$ 1,193	$ 838	$ 792	$ 2,031	$ 2,311

CONTACT: Todd A. Gipple
         Executive Vice President
         Chief Operating Officer
         Chief Financial Officer
         (309) 743-7745